UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 31, 2021

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       On March 31, 2021, the Board of Directors (the “Board”) of Texas Roadhouse, Inc. (the “Company”) moved forward with its previously planned action and appointed Christopher C. Colson, age 44, as General Counsel. He joined Texas Roadhouse in 2005 serving as Senior Counsel and then Associate General Counsel. Mr. Colson became the first full-time member of the Global Development Group in 2009, where he served until becoming Vice President of Legal and Franchise Partnerships and Corporate Secretary in 2019. Before joining the Company, Mr. Colson worked for Yum! Brands, Inc. from 2000 to 2003 and then worked for Frost Brown Todd LLC serving as outside counsel to the Company on its initial public offering in 2004. Mr. Colson has almost 20 years of restaurant industry experience. Mr. Colson does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)       On March 31, 2021, Texas Roadhouse Management Corp. and Gerald Morgan, Chief Executive Officer and President of the Company, entered into the First Amendment to Employment Agreement (the “First Amendment”). The First Amendment has a retroactive effective date of March 18, 2021 and was entered into in order to reflect Mr. Morgan’s title as Chief Executive Officer as a part of his employment agreement. Additionally, and in light of the change of job responsibilities and duties relating to Mr. Morgan’s appointment to Chief Executive Officer, the Compensation Committee of the Board exercised its discretion and adjusted certain elements of Mr. Morgan’s compensation. In furtherance of the foregoing and effective as of March 31, 2021, the annual base salary for Mr. Morgan is increased to $450,000, and the target incentive bonus for Mr. Morgan relating to the portion of his 2021 fiscal year service commencing on March 31, 2021 and continuing to and through December 28, 2021 is increased to $450,000. Finally, the Compensation Committee authorized the grant of an additional 5,000 service-based restricted stock units and an additional 12,500 performance-based restricted stock units for Mr. Morgan, each of which will be granted on March 31, 2021, consistent with the terms of the Company’s equity incentive plan, with a vesting date of January 8, 2022, provided he is still employed as of the vesting date.  The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additionally, on March 31, 2021, and in light of the change in market conditions relating to the COVID-19 pandemic and to be performed concurrently with scheduled compensation increases for all support center employees, the Compensation Committee of the Board exercised its discretion to move forward with previously delayed increases in certain elements of the respective compensation for each of Doug Thompson, Tonya Robinson, and Chris Jacobsen (as applicable). In furtherance of the foregoing and effective as of March 31, 2021, the annual base salary for Mr. Thompson, Ms. Robinson, and Mr. Jacobsen are increased to $500,000, $350,000, and $350,000, respectively. In addition and effective as of March 31, 2021, the target incentive bonus for Mr. Thompson, Ms. Robinson, and Mr. Jacobsen relating to the portion of their respective 2021 fiscal year service commencing on March 31, 2021 and continuing to and through December 28, 2021 are increased to $500,000, $250,000, and $225,000, respectively. Finally, the Compensation Committee authorized the grant of an additional 500 performance-based restricted stock units for Ms. Robinson, which will be granted on March 31, 2021, consistent with the terms of the Company’s equity incentive plan, with a vesting date of January 8, 2022, provided she is still employed as of the vesting date. Unless otherwise set forth herein, the cash and/or equity compensation for the respective executive officers remained unchanged.

Finally, on March 31, 2021, we entered into a new employment agreement with Mr. Colson. The employment agreement has an effective date of March 31, 2021 and an initial term expiring on January 7, 2024. Thereafter, the term will automatically renew for successive one-year terms unless either party elects not to renew by providing written notice to the other party at least 60 days before expiration.

Base Salary.   The employment agreement establishes an annual base salary of $350,000. During the term of his employment agreement, base salary increases are at the discretion of the Compensation Committee.

Incentive Bonus.   The employment agreement also provides an annual short-term cash incentive opportunity with a base target bonus of $200,000 relating to the portion of his 2021 fiscal year service commencing on March 31, 2021 and continuing to and through December 28, 2021, with increases in the target bonus amount at the discretion of the Compensation Committee. During the term of his employment agreement, the performance criteria and terms of bonus awards are at the discretion of the Compensation Committee. The targets are currently based upon earnings per share growth and pre-tax profits. Depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the Compensation Committee of the Board.

Stock Awards.   The employment agreement provides that the Compensation Committee of the Board may grant stock awards to Mr. Colson during the term of his employment agreement. The amount, performance criteria and terms of equity awards are at the discretion of the Compensation Committee of the Board. In connection with the same, on March 31, 2021, the Compensation Committee authorized the grant of 7,500 service-based restricted stock units for his 2021 fiscal year service under the employment agreement.  These service-based restricted stock units were granted on March 31, 2021 and will vest on January 8, 2022, provided he is still employed as of the vesting date.

Separation and Change in Control Arrangements.  Mr. Colson’s employment agreement generally provides that if his employment is terminated during the term of the employment agreement for a Qualifying Reason, the Company will pay the officer three months of base salary, unless the termination occurs within 12 months following a Change in Control (as defined in the employment agreement), in which case an amount equal to Mr. Colson’s current base salary remaining for the then existing term of his employment agreement will be paid. In addition, if his termination occurs for a Qualifying Reason within 12 months following a Change in Control, then he shall be paid any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to his target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination.

The employment agreement also provides for the reduction of Change in Control payments to the maximum amount that could be paid to him without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code. For purposes of his employment agreement, termination for a Qualifying Reason is generally defined to be attributable to one of the following: (i) the result of him having submitted to the Company his resignation in accordance with a request by the Board or the chief executive officer, provided that such request is not based on the Company’s finding that Cause (as defined in the agreement) for termination exists, (ii) a termination for Good Reason (as defined in the employment agreement) within 12 months of a Change in Control, or (iii) a termination by the Company for any reason other than Cause or as a result of death or disability which entitles Mr. Colson to benefits under the Company’s long-term disability plan. The severance payments are generally contingent upon his execution of a full release of claims against the Company and continued compliance with the non-competition, non-solicitation, confidentiality and other restrictive covenants. If his employment is terminated for any reason other than a Qualifying Reason (such as the officer’s death, disability or for Cause), then the Company will pay only the base salary accrued for the last period of actual employment and any accrued paid time off in accordance with policies of the Company in effect from time to time.

Non-competition and other Restrictions. Mr. Colson has agreed not to compete with us during the term of his employment and for a period of two years following the termination of his employment agreement. The employment agreement also contains confidentiality, non-solicitation, and non-disparagement provisions. The employment agreement contains a "clawback" provision that any compensation paid or payable pursuant to the employment agreement or any other agreement or arrangement with the Company shall be subject to recovery or reduction in future payments in lieu of recovery pursuant to any Company clawback policy in effect from time to time, whether adopted before or after the date of the employment agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit 10.1	First Amendment to Employment Agreement between Texas Roadhouse Management Corp. and Gerald L. Morgan dated March 31, 2021 and having a retroactive effective date of March 18, 2021

104       Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: April 2, 2021	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

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